UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2009

UNITEDHEALTH GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota	1-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 936-1300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Effective October 23, 2009, the Compensation and Human Resources Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of UnitedHealth Group Incorporated (the “Company”) amended its equity award certificates listed in Item 9.01 pursuant to which executive officers of the Company may receive equity awards granted by the Compensation Committee under the Company’s 2002 Stock Incentive Plan. The Compensation Committee amended the equity award certificates to implement a requirement for Section 16 officers to retain one-third of the net shares acquired upon the vesting or exercise of equity awards for a period of one year.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 23, 2009, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, amended the Company’s Bylaws. The Bylaws were amended to provide for a Lead Independent Director in the event the Chair of the Board does not qualify as an independent director. The Bylaws were also amended to expand the information required to be provided to the Company by a shareholder proposing business or making a director nomination and to clarify that such information is required to be provided in connection with a proposal or nomination at a special meeting. A summary of the material amendments to the Bylaws are as follows:

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Article II, Sections 2.03 and 2.10 and Article III, Section 3.03 were amended to require a shareholder proposing business or nominating a person for election to the Board at an annual or special meeting of shareholders to disclose additional information regarding the shareholder, including information about any person associated with the shareholder. The notice to the Company must disclose the shareholder’s and any associated person’s (i) name and address and a description of the proposal or certain information about the director nominee, (ii) direct and indirect interests in the Company’s stock, including disclosure of hedged positions, short positions, options, derivatives, convertible securities and other stock appreciation and stock depreciation interests, (iii) direct and indirect voting interests and (iv) other interests in the proposed business or nomination. A shareholder proposing business or making a nomination must update the notice provided to the Company to the extent the information contained in the notice changes in any material respect.

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Article II, Section 2.10 was amended to provide that a shareholder proposing business (other than election of directors) that is not intended to be included in the Company’s proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 (“Rule 14a-8”) must provide notice to the Company between 90 and 120 days prior to the anniversary date of the immediately preceding annual meeting. For the Company’s 2010 annual meeting of shareholders, shareholders must provide the Company notice of any proposal to be presented at the meeting that is not intended to be included in the Company’s proxy statement pursuant to Rule 14a-8 between February 2, 2010 and March 4, 2010.

•

Article III, Section 3.03 was amended to provide that the Company may require a shareholder nominating a person for election to the Board to furnish such information as may be required to determine whether the nominee qualifies as an independent director or an audit committee financial expert and such other information that could be material to a shareholder’s understanding of the nominee’s independence and qualifications to serve on the Board.

•

Article III, Section 3.05 was amended to provide that if the Chair of the Board does not qualify as an independent director, as defined by the Company’s Standards for Director Independence, then the independent directors shall annually elect by a majority vote an independent director to serve as the Lead Independent Director.

In addition to the material changes described above, the Bylaws were also amended to make certain other non-substantive changes.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

3.1	Fourth Amended and Restated Bylaws of UnitedHealth Group Incorporated

10.1	Form of Agreement for Stock Option Award to Executives under the Company’s 2002 Stock Incentive Plan

10.2	Form of Agreement for Restricted Stock Award to Executives under the Company’s 2002 Stock Incentive Plan

10.3	Form of Agreement for Restricted Stock Unit Award to Executives under the Company’s 2002 Stock Incentive Plan

10.4	Form of Agreement for Stock Appreciation Rights Award to Executives under the Company’s 2002 Stock Incentive Plan

10.5	Form of Agreement for Performance-based Restricted Stock Unit Award to Executives under the Company’s 2002 Stock Incentive Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2009

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Dannette L. Smith
Dannette L. Smith
Secretary to the Board

Exhibit Index

Exhibit	Description

3.1	Fourth Amended and Restated Bylaws of UnitedHealth Group Incorporated

10.1	Form of Agreement for Stock Option Award to Executives under the Company’s 2002 Stock Incentive Plan

10.2	Form of Agreement for Restricted Stock Award to Executives under the Company’s 2002 Stock Incentive Plan

10.3	Form of Agreement for Restricted Stock Unit Award to Executives under the Company’s 2002 Stock Incentive Plan

10.4	Form of Agreement for Stock Appreciation Rights Award to Executives under the Company’s 2002 Stock Incentive Plan

10.5	Form of Agreement for Performance-based Restricted Stock Unit Award to Executives under the Company’s 2002 Stock Incentive Plan

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